UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2016

LIFELOGGER TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-186415	45-5523835
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

11380 Prosperity Farms Road, Suite 221E, Palm Beach Gardens, FL	33410
(Address of principal executive offices)	(Zip Code)

561-515-6928

Registrant’s telephone number, including area code

Former name or former address, if changed since last report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Agreement for Acquisition of Pixorial Assets

In order to extend the March 30, 2016 deadline for consummating the purchase of the assets of Pixorial, Inc. (“Pixorial” or the “Seller”) pursuant to that certain Asset Purchase Agreement (the “APA”) entered into on November 10, 2015 with Pixorial, Lifelogger Technologies Corp., a Nevada corporation (the “Company”, “we”, “us”, “our”) entered into a First Amendment to Asset Purchase Agreement (the “First Amendment to Asset Purchase Agreement”) dated March 30, 2016 extending the deadline for consummating the transactions contemplated under the APA to April 30, 2016.

The foregoing description of the terms of the First Amendment to Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the First Amendment to Asset Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	First Amendment to Asset Purchase Agreement entered into on March 30, 2016 between Lifelogger Technologies Corp. and Pixorial, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFELOGGER TECHNOLOGIES CORP.

Date: April 5, 2016	By:	/s/ Stewart Garner
Stewart Garner
Chief Executive Officer